UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2016

CB FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36706	51-0534721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Market Street, Carmichaels, Pennsylvania 15320

(Address of principal executive offices, including zip code)

(724) 966-5041

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

CB Financial Services, Inc. (the “Company”) held its annual meeting of stockholders on May 18, 2016. The final voting results as to each matter submitted to a vote of stockholders are as follows:

1.        The following individuals were elected as directors for a three-year term and until their successors are elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
Richard B. Boyer	2,327,565	39,529	959,287
Charles R. Guthrie, CPA	2,312,822	40,702	959,287
Joseph N. Headlee	2,326,879	40,215	959,287
Patrick G. O’Brien	2,320,445	46,649	959,287

2.        The appointment of Baker Tilly Virchow Krause LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
3,314,856	7,584	3,941	-

Item 7.01    Regulation FD Disclosure.

On May 18, 2016, Barron P. “Pat” McCune, Jr., Vice-Chairman, President and Chief Executive Officer of CB Financial Services, Inc. (the “Company”), and Patrick G. O’Brien, Senior Executive Vice President and Chief Operating Officer of the Company, addressed the 2016 Annual Shareholders’ Meeting of the Company with a “State of the Bank” presentation. A copy of the “State of the Bank” presentation used at this meeting is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1 State of the Bank Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: May 18, 2016	By:	/s/ Kevin D. Lemley
Kevin D. Lemley
Executive Vice President and Chief Financial Officer